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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 2 to Registration Statement No. 333-15129 of Scoop, Inc. of our report dated February 17, 1997, except for information in Note 11, for which the date is March 31, 1997 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Costa Mesa, California
April 7, 1997